Exhibit 99.1

Mattersight Announces Fourth Quarter 2011 Results

CHICAGO, IL, February 15, 2012 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the fourth quarter ended December 31, 2011.

Mattersight’s total services revenue was $8.6 million, including $6.7 million¹ of subscription revenues. The Company realized an “Adjusted Earnings²” loss of $1.0 million for the fourth quarter of 2011. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $1.3 million in the fourth quarter of 2011 and its operating loss from continuing operations³ was $3.1 million.

Q4 Highlights

•	Increased subscription revenues by 22% sequentially, and 30% year over year, to a record $6.7 million

•	Grew total service revenues by 22% sequentially to $8.6 million

•	Expanded gross margins by 300 basis points sequentially

•	Improved operating performance by 1,800 basis points sequentially

•	Closed three new pilots in Q4

•	Resolved the arbitration with TCV

•	Closed a financing with a new, strategic investor, Investor Growth Capital

•	Generated $1.8 million in cash, net of TCV and IGC transactions

Q4 Guidance

Mattersight currently expects its Q1 subscription revenues will increase approximately 6%, sequentially and its total services revenues will increase approximately 5%, sequentially.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 15, 2012. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 46920226.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until February 29, 2012, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 46920226.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight’s Behavioral Analytics service captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to improve operational performance and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s applications are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities and Government. See What Matters™ by visiting www.Mattersight.com.

1	Mattersight changed the revenue classification of a specific contract from Other revenue to subscription revenue in the fourth quarter to better reflect the type of services provided under this contract. The impact in the fourth quarter was $0.3 million. Revenue for this specific contract has been reclassified in all historical periods.

2	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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3	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

Contact

Bill Noon

Vice President, Chief Financial Officer

847.582.7019

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Jan. 01, 2011	Dec. 31, 2011	Jan. 01, 2011
Revenue:
Behavioral Analytics revenue	$8,259	$6,648	$27,257	$25,246
Other revenue	310	1,033	1,519	5,014

Total services revenue	8,569	7,681	28,776	30,260
Reimbursed expenses	79	144	319	625

Total revenue	8,648	7,825	29,095	30,885
Operating expenses:
Cost of Behavioral Analytics revenue	3,503	3,038	12,188	11,999
Cost of other revenue	200	616	1,000	3,511

Cost of services	3,703	3,654	13,188	15,510
Reimbursed expenses	79	144	319	625

Total cost of revenue, exclusive of depreciation and amortization shown below:	3,782	3,798	13,507	16,135
Sales, marketing and development	5,196	4,530	19,957	18,640
General and administrative	1,790	2,480	9,141	10,082
Severance and related costs	40	183	(336)	494
Depreciation	875	794	3,218	3,291
Amortization of intangibles	26	9	177	132

Total operating expenses	11,709	11,794	45,664	48,774

Operating loss	(3,061)	(3,969)	(16,569)	(17,889)
Interest and other (expense) income, net	(56)	(56)	125	(121)

Loss from continuing operations before income taxes	(3,117)	(4,025)	(16,444)	(18,010)
Income tax benefit (provision)	835	(37)	6,115	(93)

Loss from continuing operations	(2,282)	(4,062)	(10,329)	(18,103)
Income from discontinued operations, net of tax	979	2,300	28,689	4,785

Net (loss) income	(1,303)	(1,762)	18,360	(13,318)
Series B Stock fair value over stated value	(6,555)	—	(6,555)	—
Dividends related to Series B Stock	(302)	(317)	(1,252)	(1,273)

Net (loss) income available to common stockholders	$(8,160)	$(2,079)	$10,553	$(14,591)

Per common share:
Basic loss from continuing operations	$(0.16)	$(0.29)	$(0.73)	$(1.32)

Basic income from discontinued operations	$0.07	$0.17	$2.02	$0.35

Basic net (loss) income available to common stockholders	$(0.56)	$(0.15)	$0.74	$(1.06)

Per common share:
Diluted loss from continuing operations	$(0.16)	$(0.29)	$(0.73)	$(1.32)

Diluted income from discontinued operations	$0.07	$0.17	$2.02	$0.35

Diluted net (loss) income available to common stockholders	$(0.56)	$(0.15)	$0.74	$(1.06)

Shares used to calculate basic net (loss) income per share	14,538	13,874	14,225	13,701

Shares used to calculate diluted net (loss) income per share	14,538	13,874	14,225	13,701

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Stock-based compensation, primarily restricted stock, is included in individual line items above:

	Dec. 31, 2011	Jan. 01, 2011	Dec. 31, 2011	Jan. 01, 2011
Cost of Behavioral Analytics revenue	$3	$9	$20	$68
Sales, marketing and development	788	601	3,388	2,484
General and administrative	344	449	2,012	1,840
Discontinued operations	(393)	(291)	1,175	809

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MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2011	January 1, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$29,408	$20,872
Restricted cash	1,500	2,460
Receivables (net of allowances of $13 and $10)	2,540	2,041
Prepaid expenses	5,302	4,303
Other current assets	288	296
Current assets held for sale	—	26,946

Total current assets	39,038	56,918
Equipment and leasehold improvements, net	4,271	4,397
Goodwill	972	972
Intangibles, net	238	323
Other long-term assets	4,746	3,582

Total assets	$49,265	$66,192

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current Liabilities:
Short-term debt	$3,567	$—
Accounts payable	812	372
Accrued compensation and related costs	1,382	2,048
Unearned revenue	9,783	7,884
Other current liabilities	3,673	4,262
Current liabilities held for sale	—	31,433

Total current liabilities	19,217	45,999
Long-term unearned revenue	3,036	4,686
Other long-term liabilities	1,401	1,561

Total liabilities	23,654	52,246

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,670,696 and 3,549,078 shares issued and outstanding at December 31, 2011 and January 1, 2011, respectively, with a liquidation preference of $8,819 and $19,367 at December 31, 2011 and January 1, 2011, respectively	8,521	18,100
Stockholders’ Equity (Deficit):
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,037,552 and 15,642,822 shares issued at December 31, 2011, and at January 1, 2011, respectively; and 16,935,204 and 14,786,005 outstanding at December 31, 2011 and January 1, 2011, respectively	180	156
Additional paid-in capital	212,618	207,985
Accumulated deficit	(185,779)	(204,139)
Treasury stock, at cost, 1,102,348 and 856,817 shares at December 31, 2011 and January 1, 2011, respectively	(5,891)	(4,468)
Accumulated other comprehensive loss	(4,038)	(3,688)

Total stockholders’ equity (deficit)	17,090	(4,154)

Total liabilities and stockholders’ equity (deficit)	$49,265	$66,192

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MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	Dec. 31, 2011	Jan. 01, 2011
Cash Flows from Operating Activities:
Net income (loss)	$18,360	$(13,318)
Less: net income from discontinued operations	28,689	4,785

Net loss from continuing operations	(10,329)	(18,103)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	3,394	3,422
Stock-based compensation	5,420	4,392
Other	14	16
Changes in assets and liabilities:
Receivables	(554)	1,422
Prepaid expenses	(2,254)	985
Other assets	128	(19)
Accounts payable	445	(575)
Accrued compensation and related costs	(264)	(1,311)
Unearned revenue	275	(1,641)
Other liabilities	(6,784)	2

Total adjustments	(180)	6,693

Net cash used in continuing operations	(10,509)	(11,410)
Net cash (used in) provided by discontinued operations	(5,787)	8,399

Net cash used in operating activities	(16,296)	(3,011)

Cash Flows from Investing Activities:
Capital expenditures and other	(833)	(1,219)
Proceeds from sale/leaseback of assets	—	423

Net cash used in continuing investing activities	(833)	(796)
Net cash provided by (used in) discontinued investing activities	37,427	(1,593)

Net cash provided by (used in) investing activities	36,594	(2,389)

Cash Flows from Financing Activities:
Repurchase Series B shares	(12,547)	—
Proceeds from issuance of common stock	6,000	—
Payment of Series B Stock dividends	(2,221)	(1,297)
Acquisition of treasury stock	(1,008)	(1,173)
Principal payments under capital lease obligations	(1,862)	(1,578)
Decrease in restricted cash	960	1,285
Proceeds from stock compensation and employee stock purchase plans, net	126	202

Net cash used in continuing financing activities	(10,552)	(2,561)
Net cash used in discontinued financing activities	(678)	(110)

Net cash used in financing activities	(11,230)	(2,671)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(299)	(65)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	(233)	26

Effect of exchange rate changes on cash and cash equivalents	(532)	(39)

Increase (decrease) in cash and cash equivalents	8,536	(8,110)
Cash and cash equivalents, beginning of period	20,872	28,982

Cash and cash equivalents of continuing operations, end of period	$29,408	$20,872

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	For the Twelve Months Ended
	Dec. 31, 2011	Jan. 01, 2011
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,517	$1,385
Capital equipment purchased on credit	2,517	1,385
Supplemental Disclosures of Cash Flow Information:
Interest paid	$187	$157

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Jan. 01, 2011	Dec. 31, 2011	Jan. 01, 2011
GAAP — Operating loss	$(3,061)	$(3,969)	$(16,569)	$(17,889)
Add back (reduce) the effect of:
Stock-based compensation	1,135	1,059	5,420	4,392
Severance and related costs	40	183	(336)	494
Depreciation and amortization	901	803	3,395	3,423

Adjusted earnings measure — (loss)	$(985)	$(1,924)	$(8,090)	$(9,580)

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